Exhibit 23.1

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the incorporation by reference in the registration statement (No. 333-163442) on Form S-3 of Tri-Valley Corporation (the “Company”) and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission, of the reference to Leland B. Cecil., P.E., and/or to Cecil Engineering, Inc., and the inclusion of our report dated January 27, 2010.

CECIL ENGINEERING, INC.

By: /s/ Leland B. Cecil
Leland B. Cecil, P.E.

Bakersfield, California,

Date:  March 2, 2010